Exhibit 10.1

NARA BANK

LONG TERM INCENTIVE AGREEMENT

THIS LONG TERM INCENTIVE AGREEMENT (the “Agreement”) is adopted this 12th day of February, 2009, by and between NARA BANK, a California corporation located in Los Angeles, California (the “Bank”), and BONITA I. LEE (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank. This Agreement has been entered into by the Bank to encourage and give incentive to the Executive to remain at the Bank in the long term. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act (“ERISA”).

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	“Beneficiary” means each designated person or entity, or the estate of the deceased Executive, entitled to any benefits upon the death of the Executive pursuant to Article 6.

1.2	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

1.3	“Board” means the Board of Directors of the Bank as from time to time constituted.

1.4	“Change in Control” means the occurrence of any of the following events:

(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 of such act), directly or indirectly, of securities of the Bank representing fifty percent (50%) or more of the total voting power represented by the Bank’s then outstanding voting securities;

(b)	The consummation of the sale or disposition by the Bank of all or substantially all of the Bank’s assets;

(c)	The consummation of a liquidation or dissolution of the Bank; or

(d)	The consummation of a merger or consolidation of the Bank with any other corporation, which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than fifty percent (50%) of the total voting power represented by the voting securities of the Bank or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Nara Bank

Long Term Incentive Agreement

1.5	“Code” means the Internal Revenue Code of 1986, as amended, and all regulations and guidance thereunder, including such regulations and guidance as may be promulgated after the Effective Date of this Agreement.

1.6	“Contribution” means the contribution to the Deferral Account, if any, as set forth in Article 2.

1.7	“Crediting Rate” means six and one-quarter percent (6.25%).

1.8	“Deferral Account” means the Bank’s accounting of the accumulated Contributions plus accrued interest.

1.9	“Distribution Election Form” means the form or forms established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate the time and form of distributions.

1.10	“Effective Date” means January 1, 2009.

1.11	“Early Termination” means Separation from Service before Retirement Age except when such Separation from Service occurs: (i) following a Change in Control; or (ii) due to death, or Termination for Cause.

1.12	“Good Reason” for purposes of determining a Change in Control Benefit under Section 4.3 shall mean

(i)	a material reduction in Executive’s duties and/or responsibilities without regard to any title given to Executive by the Bank or any successor company;

(ii)	a requirement by the Bank or any successor company, without Executive’s consent, that Executive relocate to a location greater than fifty (50) miles from Executive’s place of residence; or

(iii)	a material breach of the executive’s employment agreement by the Bank or any successor company which is not cured by the Bank or any successor company within thirty (30) days following the Bank’s receipt of written notice by Executive to the Bank describing such alleged breach.

1.13	“Normal Retirement Age” means Executive attaining age sixty-five (65).

1.14	“Plan Administrator” means the Board or such committee or person as the Board may appoint.

1.15	“Plan Year” means each twelve (12) month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following December 31.

Nara Bank

Long Term Incentive Agreement

1.16	“Separation from Service” means termination of the Executive’s employment with the Bank for reasons other than death. Whether a Separation from Service has occurred is determined in accordance with the requirements of Code Section 409A based on whether the facts and circumstances indicate that the Bank and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Bank if the Executive has been providing services to the Bank less than thirty-six (36) months).

1.17	“Specified Employee” means an employee who at the time of Separation from Service is a key employee of the Bank, if any stock of the Bank is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on December 31 (the “identification period”). If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.18	“Termination for Cause” means a Separation from Service for:

(a)	Gross negligence or gross neglect of duties to the Bank;

(b)	Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Bank; or

(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Bank.

1.19	“Vesting Year” means a Plan Year in which the Executive is an employee in good standing of the Bank. Prior to the thirty-first day of each Plan Year the Bank shall notify the Executive, in writing, of the set criteria to be used for such Plan Year. If the Bank fails to timely notify the Executive of the criteria for a particular Plan Year, then the criteria from the immediately preceding Plan Year shall apply.

Article 2

Bank Contribution

As of the first day of each Plan Year during the initial ten (10) Plan Years, but not after a Separation from Service, the Bank shall make a Contribution in the amount of Forty Thousand Dollars ($40,000) to the Deferral Account or such lesser amount as is determined according to the applicable performance criteria and Schedule A.

Nara Bank

Long Term Incentive Agreement

Article 3

Deferral Account

3.1	Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

(a)	Contributions; and

(b)	On the last day of each month interest shall be credited on the Deferral Account at an annual rate equal to the Crediting Rate, compounded monthly.

3.2	Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement and is not a trust fund of any kind.

Article 4

Distributions During Lifetime

4.1	Normal Retirement Benefit. Upon Separation from Service after Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

4.1.1	Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at Separation from Service.

4.1.2	Distribution of Benefit. The Bank shall distribute the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following Separation from Service. The Deferral Account balance will continue to accrue interest throughout the distribution period.

4.2	Early Termination Benefit. If Early Termination occurs, the Bank shall distribute to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Article.

4.2.1	Amount of Benefit. The benefit under this Section 4.2 is calculated by adding the Deferral Account balance calculated at Separation from Service to the remaining Contributions described in Article 2 and then multiplying that sum by the percentage in the table below.

Number of Completed Plan Years	Percent Vested
Less than 5	0%
At least 5 but less than 6	50%
At least 6 but less than 7	60%
At least 7 but less than 8	70%
At least 8 but less than 9	80%
At least 9 but less than 10	90%
10 or more	100%

Nara Bank

Long Term Incentive Agreement

4.2.2	Distribution of Benefit. The Bank shall distribute the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following Normal Retirement Age. The Deferral Account balance determined by Section 4.2.1 above will continue to accrue interest after Separation from Service and throughout the distribution period, until the Deferral Account balance is fully distributed.

4.3	Change in Control Benefit. If a Change in Control occurs, followed within twelve (12) months by Separation from Service, for a Good Reason, prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Article.

4.3.1	Amount of Benefit. The benefit under this Section 4.3 is calculated by adding the Deferral Account balance calculated at Separation from Service to the remaining Contributions described in Article 2 and then multiplying that sum by the percentage in the table below.

Number of Completed Plan Years	Percent Vested
Less than 1	0%
At least 1 but less than 2	10%
At least 2 but less than 3	20%
At least 3 but less than 4	30%
At least 4 but less than 5	40%
At least 5 but less than 6	50%
At least 6 but less than 7	60%
At least 7 but less than 8	70%
At least 8 but less than 9	80%
At least 9 but less than 10	90%
10 or more	100%

4.3.2	Distribution of Benefit. The Bank shall distribute the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following Normal Retirement Age. The Deferral Account balance determined by Section 4.3.1 above will continue to accrue interest after Separation from Service and throughout the distribution period until the Deferral Account balance is fully distributed.

4.3.3	Parachute Payments. Notwithstanding any provision of this Agreement to the contrary, and to the extent allowed by Code Section 409A, if any benefit payment under this Section 4.3 would be treated as an “excess parachute payment” under Code Section 280G, the Bank shall reduce such benefit payment to the extent necessary to avoid treating such benefit payment as an excess parachute payment.

Nara Bank

Long Term Incentive Agreement

4.4	Restriction on Commencement of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee, the provisions of this Section 4.4 shall govern all distributions hereunder. If benefit distributions which would otherwise be made to the Executive due to Separation from Service are limited because the Executive is a Specified Employee, then such distributions shall not be made during the first six (6) months following Separation from Service. Rather, any distribution which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following Separation from Service. All subsequent distributions shall be paid in the manner specified.

4.5	Distributions Upon Taxation of Amounts Deferred. If, pursuant to Code Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Executive becomes subject to tax on the amounts deferred hereunder, then the Bank may make a limited distribution to the Executive in a manner that conforms to the requirements of Code section 409A. Any such distribution will decrease the Deferral Account balance.

4.6	Change in Form or Timing of Distributions. For distribution of benefits under this Article 4, the Executive may elect to delay the timing or change the form of distributions by submitting the appropriate Distribution Election Form to the Plan Administrator. Any such elections:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A;

(b)	must, for benefits distributable under Sections 4.2 and 4.3, be made at least twelve (12) months prior to the first scheduled distribution;

(c)	must, for benefits distributable under Sections 4.1, 4.2 and 4.3 delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment is made.

Article 5

Distributions at Death

5.1	Death During Active Service. If the Executive dies prior to Separation from Service, the Bank shall distribute to the Beneficiary the benefit described in this Section 5.1. This benefit shall be distributed in lieu of the benefit under Article 4.

5.1.1	Amount of Benefit. The benefit under this Section 5.1 is the Deferral Account balance determined as of the date of the Executive’s death.

Nara Bank

Long Term Incentive Agreement

5.1.2	Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary as elected by the Executive on the Distribution Election Form commencing on the first day of the fourth month following the Executive’s death. The Beneficiary shall be required to provide to the Bank the Executive’s death certificate receipt. The Deferral Account balance determined by Section 5.1.1 above will continue to accrue interest after the death of the Executive and throughout the distribution period, until the Deferral Account balance is fully distributed.

5.2	Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts they would have been distributed to the Executive had the Executive survived.

5.3	Death After Separation from Service But Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement but dies prior to the date that commencement of said benefit distributions are scheduled to be made under this Agreement, the Bank shall distribute to the Beneficiary the same benefits to which the Executive was entitled prior to death, except that the benefit distributions shall be paid in the manner specified in Section 5.1.2 and shall commence on the first day of the fourth month following the Executive’s death.

Article 6

Beneficiaries

6.1	In General. The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Executive participates.

6.2	Designation. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. If the Executive names someone other than the Executive’s spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by the Executive’s spouse and returned to the Plan Administrator. The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

Nara Bank

Long Term Incentive Agreement

6.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

6.4	No Beneficiary Designation. If the Executive dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, any benefit shall be paid to the personal representative of the Executive’s estate.

6.5	Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall completely discharge any liability under this Agreement for such distribution amount.

Article 7

General Limitations

7.1	Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive’s employment with the Bank is terminated by the Bank or an applicable regulator due to a Termination for Cause.

7.2	Suicide or Misstatement. No benefit shall be distributed if the Executive commits suicide within two (2) years after the Effective Date, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

7.3	Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement in excess of Deferrals credited thereon) if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

7.4	Regulatory Restriction. Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, shall be conditioned upon compliance with 12 U.S.C. 1828 and FDIC Regulation 12 CFR Part 359, Golden Parachute Indemnification Payments, and any other regulations or guidance promulgated thereunder.

Nara Bank

Long Term Incentive Agreement

Article 8

Administration of Agreement

8.1	Plan Administrator Duties. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with this Agreement to the extent the exercise of such discretion and authority does not conflict with Code Section 409A.

8.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as the Plan Administrator sees fit, including acting through a duly appointed representative, and may from time to time consult with counsel who may be counsel to the Bank.

8.3	Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

8.4	Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator.

8.5	Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the Executive’s death or Separation from Service, and such other pertinent information as the Plan Administrator may reasonably require.

8.6	Statement of Accounts. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Nara Bank

Long Term Incentive Agreement

Article 9

Claims and Review Procedures

9.1	Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

9.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

9.1.2	Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

9.1.3	Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)	An explanation of this Agreement’s review procedures and the time limits applicable to such procedures; and

(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

9.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows:

9.2.1	Initiation – Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

9.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

Nara Bank

Long Term Incentive Agreement

9.2.3	Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.2.4	Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

9.2.5	Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. A notification of denial shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Agreement on which the denial is based;

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 10

Amendments and Termination

10.1	Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Executive. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Code Section 409A.

10.2	Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Bank and the Executive. Except as provided in Section 10.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

Nara Bank

Long Term Incentive Agreement

10.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 10.2, if the Bank terminates this Agreement in the following circumstances:

(a)	Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of this Agreement and further provided that all the Bank’s arrangements which are substantially similar to this Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such termination;

(b)	Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under this Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which this Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)	Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the Deferral Account balance, determined as of the date of the termination of this Agreement, to the Executive in a lump sum subject to the above terms.

Article 11

Miscellaneous

11.1	Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

11.2	No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank nor interfere with the Bank’s right to discharge the Executive. It does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

11.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

Nara Bank

Long Term Incentive Agreement

11.4	Tax Withholding and Reporting. The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Code Section 409A from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities. The Bank shall satisfy all applicable reporting requirements, including those under Code Section 409A.

11.5	Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

11.6	Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any insurance on the Executive’s life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

11.7	Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm or person unless such succeeding or continuing bank, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such an event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor entity.

11.8	Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

11.9	Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural

11.10	Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement due to regulatory or other constraints, the Bank or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative act does not violate Code Section 409A.

11.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any provision herein.

Nara Bank

Long Term Incentive Agreement

11.12	Validity. If any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

11.13	Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the address below:

Nara Bank

Attn: Legal Department

3731 Wilshire Blvd, Suite 1000

Los Angeles, CA 90010

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive.

11.14	Deduction Limitation on Benefit Payments. If the Bank reasonably anticipates that the Bank’s deduction with respect to any distribution under this Agreement would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Bank to ensure that the entire amount of any distribution from this Agreement is deductible, the Bank may delay payment of any amount that would otherwise be distributed under this Agreement. The delayed amounts shall be distributed to the Executive (or the Beneficiary in the event of the Executive’s death) at the earliest date the Bank reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

11.15	Compliance with Section 409A. This Agreement shall be interpreted and administered consistent with Code Section 409A.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

EXECUTIVE	BANK

/s/ Bonita I. Lee	By:	/s/ Min J. Kim
BONITA I. LEE	Title:	President and CEO

Nara Bank

Long Term Incentive Agreement

Distribution Election Form — Form and Timing of Distributions

INITIAL ELECTION

Form and Timing of Distributions

Benefit	Distribution of Benefit
§ 4.1.2 - Normal Retirement Benefit	Lump Sum at Retirement ☐ Equal monthly installments for 60 months ☑☐ Equal monthly installments for 120 months ☐
§ 4.2.2 and §4.3.2 Early Termination and Change in Control Benefits	Lump Sum at Separation ☐ Equal monthly installments for 60 months ☑ ☐ Equal monthly installments for 120 months ☐
Article 5 - Death Benefit	Lump Sum at Death ☐ Equal monthly installments for 60 months ☑ ☐ Equal monthly installments for 120 months ☐

Printed Name:	Bonita Lee
Signature:	/s/ Bonita Lee
Date:	2/12/09

Received by the Plan Administrator this              day of                     , 20

By:
Title:

1

Nara Bank

Long Term Incentive Agreement

Distribution Election Form — Form and Timing of Distributions

CHANGE IN ELECTION

Form and Timing of Distributions

Benefit	Distribution of Benefit
§ 4.1.2 - Normal Retirement Benefit	Lump Sum at Retirement ☐ Equal monthly installments for 60 months ☐ Equal monthly installments for 120 months ☐
§ 4.2.2 and §4.3.2 Early Termination and Change in Control Benefits	Lump Sum at Separation ☐ Equal monthly installments for 60 months ☐ Equal monthly installments for 120 months ☐
Article 5 - Death Benefit	Lump Sum at Death ☐ Equal monthly installments for 60 months ☐ Equal monthly installments for 120 months ☐

Printed Name:
Signature:
Date:

Received by the Plan Administrator this              day of                     , 20

By:
Title:

Any change made after 2009 to the form or timing of distributions is subject to the following requirements:

(i)	The change will not take effect until twelve (12) months following the date it is received by the Plan Administrator;

(ii)	Distributions (except distributions on death, disability and emergency) must be delayed at least five (5) years from the date the distributions otherwise would have been made; and

(iii)	Any election related to distribution at a specified time or pursuant to a fixed schedule must be made twelve (12) months prior to the date the distribution is scheduled to be paid.

2

Nara Bank

Long Term Incentive Agreement

Beneficiary Designation Form

{ }	New Designation
{ }	Change in Designation

I, Bonita I. Lee, designate the following as Beneficiary under the Plan:

Primary:
%
%
Contingent:
%
%

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as Beneficiary, please write “Estate of [your name]”.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name:

Signature:	Date:

SPOUSAL CONSENT (Required if someone other than the spouse is named Beneficiary and Plan Administrator requests):

I consent to the Beneficiary designation above, and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:

Signature:	Date:

Received by the Plan Administrator this              day of                                     , 20

By:
Title:

1

Nara Bank

Long Term Incentive Agreement

Schedule A

SCHEDULE A

Vesting Performance Criteria

The Executive’ Deferral Account shall be credited according to the following table where ROA means the Bank’s net income at the end of the most recent Plan Year divided by the Bank’s average assets for the Plan Year and ROE means the Bank’s net income at the end of the most recent Plan Year divided by the Bank’s average equity for the Plan Year. The Board will determine the target ROA and ROE to be used as the set criteria on a yearly basis.

ROA and ROE for Plan Year	Percentage of Contribution credited to Executive
less than 90% of set criteria	0
90% or more of set criteria, but less than 91%	4.5%
91% or more of set criteria, but less than 92%	9.0%
92% or more of set criteria, but less than 93%	13.5%
93% or more of set criteria, but less than 94%	18.0%
94% or more of set criteria, but less than 95%	22.5%
95% or more of set criteria, but less than 96%	27.0%
96% or more of set criteria, but less than 97%	31.5%
97% or more of set criteria, but less than 98%	36.0%
98% or more of set criteria, but less than 99%	40.5%
99% or more of set criteria, but less than 100%	45.0%
100% or more of set criteria	50.0%

For example, if for a given Plan Year, the Bank’s ROE is 94.3% of the set criteria and ROA is 101% of set criteria, the Executive would be credited with 72.5% of that Plan Year’s Contribution (22.5% for ROE Performance and 50% for ROA). For Plan Years in which both ROA and ROE meet the set criteria, the Executive shall be credited with 100% of that Plan Year’s Contribution.

1